UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013 (October 2, 2013)

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida 33180
(Address of Principal Executive Offices) (Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreements

On September 26, 2013, pursuant to the authorization of the board of directors (the “Board”) of Trade Street Residential, Inc. (the “Company”), the Company entered into employment agreements (each, an “Employment Agreement” and, collectively, the “Employment Agreements”) with the following executive officers of the Company (each, an “Executive” and, collectively, the “Executives”): Michael Baumann, Chairman and Chief Executive Officer; David Levin, Vice-Chairman and President; and Richard Ross, Chief Financial Officer. The Employment Agreements, which were effective as of September 26, 2013, provide for a three-year term and, effective as of the expiration of the initial three-year term, each Employment Agreement will renew automatically for additional one-year periods (the “Employment Period”) unless either the Executive or the Company gives notice of non-renewal at least sixty (60) days prior to the expiration of the term.

Summary of Employment Agreements

The Executives will receive an initial base salary per year as set forth below, which amounts may be increased in the future at the discretion of the Board or the Compensation Committee of the Board.

Executive	Base Salary
Mr. Baumann	$400,000.00
Mr. Levin	$300,000.00
Mr. Ross	$175,000.00

Each of the Executives will also be eligible to receive an annual cash bonus based on the achievement of performance objectives established by the Compensation Committee of the Board, and is also eligible to participate in other compensatory and benefit plans available to all employees. Furthermore, Mr. Levin will be entitled to receive 450,000 shares of common stock (inclusive of 75,000 shares granted to Mr. Levin on September 30, 2013) to be granted by the Board or the Compensation Committee at such times, and subject to such conditions, as determined by the Board or the Compensation Committee in their sole discretion.

The Employment Agreements provide that if any Executive’s employment is terminated for any reason, then the Company will pay such Executive: (i) all accrued, but unpaid, wages based on the Executive’s then-current base salary through the termination date; (ii) all earned and accrued, but unpaid, bonuses prorated to the date of termination; and (iii) all approved, but unreimbursed, business expenses. In addition to the foregoing payments, the Company will also make the following payments to such Executive if the Employment Agreement is terminated:

o	without “Cause” or for “Good Reason” (each term as defined in the Employment Agreement), (i) all accrued, but unused vacation for the year in which the termination occurs through the date of termination based on the Executive’s then-current base salary; (ii) if the Executive is participating in the Company’s group medical, vision and dental plan immediately prior to the date of termination, a lump sum equal to any COBRA continuation coverage premiums required for the coverage of such Executive (and his eligible dependents) under the Company’s major medical group health plan, generally for a period of 18 months or, if less, until such Executive or his eligible dependent is no longer entitled to COBRA coverage; and (iii) a separation payment equal to the sum of three times (3x) Mr. Baumann’s or Mr. Levin’s, as applicable, (A) then-current base salary and (B) average annual bonus for the two annual bonus periods completed prior to termination, or one and one-half times (1.5x) Mr. Ross’s then-current base salary, with such separation payment being payable over a period of 36 months with respect to Mr. Baumann and Mr. Levin or 18 months with respect to Mr. Ross;

o	due to an Executive’s death or “disability,” if the Executive is participating in the Company’s group medical, vision and dental plan immediately prior to the date of termination, a lump sum equal to any COBRA continuation coverage premiums required for the coverage of such Executive (or his eligible dependents) under the Company’s major medical group health plan, generally for a period of 18 months or, if less, until such Executive or his eligible dependent is no longer entitled to COBRA coverage then the Company will pay such Executive (which payment may be made to such Executive’s estate and/or beneficiaries, as the case may be); and

o	without “Cause” or for “Good Reason” within one (1) year following a “Change of Control” (as defined in the Employment Agreement), (i) all accrued, but unused vacation for the year in which the termination occurs through the date of termination based on the Executive’s then-current base salary; (ii) if the Executive is participating in the Company’s group medical, vision and dental plan immediately prior to the date of termination, a lump sum equal to any COBRA continuation coverage premiums required for the coverage of such Executive (and his eligible dependents) under the Company’s major medical group health plan, generally for a period of 18 months or, if less, until such Executive or his eligible dependent is no longer entitled to COBRA coverage; and (iii) a separation payment equal to three times (3x) the sum of Mr. Baumann’s or Mr. Levin’s, as applicable, (A) then-current base salary and (B) average annual bonus for the two annual bonus periods completed prior to the termination, or two times (2x) Mr. Ross’s, then-current base salary, with such separation payment being payable in a lump sum.

In the event the Company elects not to renew an Employment Agreement at the end of the Employment Period, the Company will be required to provide such Executive with the same payments and benefits that he would be entitled to receive if the Company were to terminate the Employment Agreement without “Cause” as described above, except that the separation payment described above will be equal to one times (1x) the sum of Mr. Baumann’s or Mr. Levin’s, as applicable, (A) then-current base salary and (B) average annual bonus for the two annual bonus periods completed prior to the non-renewal of the Employment Agreement, or one times (1x) Mr. Ross’s then-current base salary. The amount of such separation payment will be determined on the date of non-renewal, and the amount payable at that time will be the amount of the separation payment as so determined, reduced dollar-for-dollar by all salary and bonus payments made to such Executive for services as an employee after the non-renewal of such Employment Agreement.

Additionally, in the event of termination (i) without “Cause;” (ii) for “Good Reason;” (iii) due to an Executive’s death or disability; (iv) the Company’s non-renewal of the Employment Agreement; and (v) upon a Change of Control, all of such Executive’s outstanding unvested equity-based awards (including, but not limited to, restricted stock and restricted stock units) granted pursuant to the Company’s equity incentive plan, will vest and become immediately exercisable and unrestricted, without any action by the Board or any committee thereof.

In addition, the Employment Agreements contain certain provisions that require each Executive to comply with restrictions on competition with the Company and on solicitation of the Company’s employees for a period of one year following his termination.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are attached hereto as Exhibits 10.1 – Exhibit 10.3, and each is incorporated herein by reference.

Issuance of Shares of Common Stock to David Levin

On September 30, 2013, the Company issued 75,000 fully-vested shares of common stock under the 2013 Trade Street Residential, Inc. Equity Incentive Plan to Mr. Levin, the Company’s President and Vice Chairman of the Board, in connection with his employment with the Company. The shares were issued pursuant to a Stock Award Agreement, a form of which has previously been filed by the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated September 26, 2013, between Trade Street Residential, Inc. and Michael Baumann
10.2	Employment Agreement, dated September 26, 2013, between Trade Street Residential, Inc. and David Levin
10.3	Employment Agreement, dated September 26, 2013, between Trade Street Residential, Inc. and Richard Ross

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: October 2, 2013	By:	/s/ Michael Baumann
Michael Baumann Chairman and Chief Executive Officer